UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2020

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (Par Value $0.01)	MGM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2020, MGM Resorts International (the “Company”) entered into a Master Transaction Agreement (the “MTA”) with MGM Growth Properties Operating Partnership LP (“MGP OP”) and BCORE Windmill Parent LLC (the “Sponsor”), a subsidiary of Blackstone Real Estate Income Trust, Inc., among other parties, which provides for, among other things, (i) the transfer by a subsidiary of the Company of the real estate assets related to MGM Grand Las Vegas (the “MGM Grand Property”) first to its wholly-owned subsidiary (“MGM Grand PropCo”) and then to MGP OP and (ii) the transfer by a subsidiary of MGP OP of the real estate assets related to Mandalay Bay Resort and Casino (including Mandalay Place) (the “Mandalay Bay Property” and, together with the MGM Grand Property, collectively, the “Property”) to its wholly-owned subsidiary (“Mandalay Bay PropCo” and, together with MGM Grand PropCo, collectively, the “Landlord”), followed by transfers by MGP OP of each of Mandalay Bay PropCo and MGM Grand Propco to a newly formed entity (the “Joint Venture”) owned 50.1%, directly or indirectly, by MGP OP, and owned 49.9%, directly or indirectly, by Sponsor. Landlord will lease the Property to a newly formed wholly-owned subsidiary of the Company (the “Tenant”), and the Tenant will in turn sublease the MGM Grand Property and the Mandalay Bay Property to the subsidiaries of the Company that currently operate such properties.

Upon the terms and subject to the conditions set forth in the MTA, Sponsor will acquire its 49.9% interest in the Joint Venture (the “Interest Acquisition”) for cash consideration estimated at $803 million based on a valuation of the Property of $4.6 billion and subject to adjustment based on the final amount of indebtedness of the Joint Venture and transaction costs. In connection with the transaction, the Company will also provide a shortfall guaranty of the principal amount of indebtedness of the Joint Venture (and any interest accrued and unpaid thereon), which is expected to be approximately $3 billion. At the closing of the transaction, MGP OP will issue MGP OP limited partnership units to the Company equal to 5% of the equity value of the Joint Venture and distribute to the Company approximately $2.4 billion of the proceeds received by MGP OP in connection with the Joint Venture’s debt financing. The transaction is expected to close in the first quarter of 2020, subject to certain closing conditions.

Upon the terms and subject to the conditions set forth in the MTA, following the Interests Acquisition, Sponsor or its affiliate will purchase 4,891,395 Class A common shares representing limited liability company interests in MGM Growth Properties LLC (“MGP”), representing an aggregate investment amount of $150 million, based on a volume-weighted average price of MGP’s shares for a ten-day trading period ending on January 10, 2020.

Pursuant to the terms of the MTA, the Property will be leased by the Landlord to the Tenant pursuant to a lease (the “Lease”) with an initial annual base rent of $292 million (the “Rent”) for a term of thirty years with two ten-year renewal options. The Rent will escalate annually throughout the term of the Lease at a rate of 2% per annum for the first fifteen years and thereafter equal to the greater of 2% and the CPI increase during the prior year subject to a cap of 3%. In addition, the Lease will require the Tenant to spend 3.5% of net revenues over a rolling five-year period at the Property on capital expenditures and for the Tenant and the Company to comply with certain financial covenants, which, if not met, will require the Tenant to maintain cash security or provide one of more letters of credit in favor of the Landlord in an amount equal to the rent for the succeeding one year period. The Company will provide a guarantee of Tenant’s obligations under the Lease. In connection with the Landlord and the Tenant entering into the Lease, the existing master lease between the Company’s and MGP OP’s respective subsidiaries will be revised to remove the Mandalay Bay Property from such master lease and the rent under the existing master lease will be reduced by $133 million.

The representations, warranties and covenants contained in the MTA were made only for purposes of the MTA and as of the specific date (or dates) set forth therein and were solely for the benefit of the parties to such agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the MTA may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the MTA and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company, MGP, MGP OP or any other parties thereto.

This description of the MTA is qualified in its entirety by reference to the full text of the MTA attached hereto as Exhibit 2.1. Exhibits and schedules that have been excluded from the text of the MTA attached hereto will be supplementally furnished to the Commission upon request.

Item 8.01	Other Events.

On January 14, 2020, in connection with the transactions contemplated by the MTA, (i) the Company, (ii) MGP OP and MGM Growth Properties LLC (“MGP”) and (iii) the limited partners named therein (the “Limited Partners”) entered into a Waiver Agreement (the “Waiver Agreement”). Pursuant to the Waiver Agreement, among other things, beginning on the Closing Date (as defined in the MTA), MGP agreed to waive the right to make a REIT Shares Election (pursuant to that certain Second Amended and Restated Agreement of Limited Partnership of MGP OP, dated as of February 2, 2017 (the “LPA”)) in connection with a redemption under the LPA for a period of twenty-four (24) months following the Closing Date (the “Waiver”). During such 24-month period, MGP OP will be obligated to redeem any common units tendered by a Limited Partner for cash at a price per common unit equal to a three percent (3%) discount to the Cash Amount (as defined in the LPA). Any cash payments made pursuant to the Waiver will not exceed $1,400,000,000 in the aggregate.

Item 9.01	Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits:

Exhibit No.	Description

2.1

Master Transaction Agreement by and among MGM Resorts International, MGM Growth Properties Operating Partnership LP and BCORE Windmill Parent LLC, and, solely with respect to certain sections therein, MGM Growth Properties LLC, dated as of January 14, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2020

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Chief Corporate Counsel and Assistant Secretary